EXHIBIT (b)(2)







                                                       EXECUTION COPY






                                 CSX CORPORATION





                                  $4,800,000,000


                               REVOLVING CREDIT AND

                           COMPETITIVE ADVANCE FACILITY




                                November 15, 1996






              BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                NATIONSBANK, N.A.

                             as Co-Syndication Agents



                             THE BANK OF NOVA SCOTIA

                              as Documentation Agent



                             THE CHASE MANHATTAN BANK

                             as Administrative Agent

                                TABLE OF CONTENTS


                                                                   Page



                                    ARTICLE I


                                 Definitions........................  1

         SECTION 1.01.  Defined Terms..............................   1
         SECTION 1.02.  Classification of Loans and Borrowings.....  15
         SECTION 1.03.  Terms Generally............................  15
         SECTION 1.04.  Accounting Terms; GAAP.....................  16


                                    ARTICLE II


                                 The Credits.......................  16

         SECTION 2.01.  Commitments................................  16
         SECTION 2.02.  Loans and Borrowings.......................  16
         SECTION 2.03.  Requests for Revolving Borrowings..........  17
         SECTION 2.04.  Competitive Bid Procedure..................  18
         SECTION 2.05.  Letters of Credit..........................  20
         SECTION 2.06.  Funding of Borrowings......................  24
         SECTION 2.07.  Interest Elections.........................  25
         SECTION 2.08.  Expiration, Termination and Reduction
                          of Commitments...........................  26
         SECTION 2.09.  Repayment of Loans; Evidence of Debt.......  27
         SECTION 2.10.  Optional and Mandatory Prepayment of Loans   28
         SECTION 2.11.  Fees.......................................  29
         SECTION 2.12.  Interest...................................  30
         SECTION 2.13.  Alternate Rate of Interest.................  31
         SECTION 2.14.  Increased Costs............................  31
         SECTION 2.15.  Break Funding Payments.....................  33
         SECTION 2.16.  Taxes......................................  33
         SECTION 2.17.  Payments Generally; Pro Rata Treatment;
                          Sharing of Set-offs......................  34
         SECTION 2.18.  Mitigation Obligations; Replacement
                          of Lenders...............................  36


                                   ARTICLE III


                        Representations and Warranties.............  37

         SECTION 3.01.  Organization; Powers.......................  37
         SECTION 3.02.  Authorization; Enforceability..............  37
         SECTION 3.03.  Governmental Approvals; No Conflicts.......  37
         SECTION 3.04.  Financial Condition; No Material
                          Adverse Change...........................  38
         SECTION 3.05.  Properties.................................  38


                                                                   Page





         SECTION 3.06.  Litigation and Environmental Matters.......  38
         SECTION 3.07.  Compliance with Laws and Agreements........  38
         SECTION 3.08.  Investment and Holding Company Status......  39
         SECTION 3.09.  Taxes......................................  39
         SECTION 3.10.  ERISA......................................  39
         SECTION 3.11.  Disclosure.................................  39
         SECTION 3.12.  Existing Credit Facilities.................  39


                                    ARTICLE IV


                                  Conditions........................ 39

         SECTION 4.01.  Effective Date.............................  39
         SECTION 4.02.  Each Credit Event..........................  40


                                    ARTICLE V


                            Affirmative Covenants..................  41

         SECTION 5.01.  Financial Statements and Other
                          Information..............................  41
         SECTION 5.02.  Notices of Material Events.................  43
         SECTION 5.03.  Existence; Conduct of Business.............  43
         SECTION 5.04.  Payment of Obligations.....................  44
         SECTION 5.05.  Maintenance of Properties; Insurance.......  44
         SECTION 5.06.  Books and Records; Inspection Rights.......  44
         SECTION 5.07.  Compliance with Laws.......................  44
         SECTION 5.08.  Use of Proceeds, Commitments and
                          Letters of Credit........................  44
         SECTION 5.09.  Federal Regulations........................  44


                                    ARTICLE VI


                              Negative Covenants.................... 45

         SECTION 6.01.  Limitation on Share Purchase Debt..........  45
         SECTION 6.02.  Limitation on Subsidiary Debt..............  45
         SECTION 6.03.  Liens......................................  45
         SECTION 6.04.  Limitation on Sale/Leaseback
                          Transactions.............................  46
         SECTION 6.05.  Fundamental Changes........................  47
         SECTION 6.06.  Financial Covenant.........................  48
         SECTION 6.07.  Ownership of Railroad Subsidiaries.........  48
         SECTION 6.08.  Sales of Unrestricted Margin Stock.........  48


                                   ARTICLE VII


                              Events of Default....................  48


                                                                   Page





                                   ARTICLE VIII


                                  The Agents........................ 50


                                    ARTICLE IX


                                Miscellaneous......................  52


         SECTION 9.01.  Notices....................................  52
         SECTION 9.02.  Waivers; Amendments........................  53
         SECTION 9.03.  Expenses; Indemnity; Damage Waiver.........  54
         SECTION 9.04.  Successors and Assigns.....................  55
         SECTION 9.05.  Survival...................................  57
         SECTION 9.06.  Counterparts; Integration; Effectiveness ..  57
         SECTION 9.07.  Severability...............................  57
         SECTION 9.08.  Right of Setoff............................  58
         SECTION 9.09.  Governing Law; Jurisdiction; Consent
                          to Service of Process....................  58
         SECTION 9.10.  WAIVER OF JURY TRIAL.......................  58
         SECTION 9.11.  Headings...................................  59
         SECTION 9.12.  Confidentiality............................  59



         SCHEDULES:


         Schedule 2.01 -- Commitments
         Schedule 3.03 -- Specified Conrail Agreements
         Schedule 3.06 -- Disclosed Matters
         Schedule 3.12 -- Existing Credit Facilities
         Schedule 6.03 -- Certain Transactions


         EXHIBITS:


         Exhibit A   -- Form of Assignment and Acceptance
         Exhibit B-1 -- Form of Revolving Loan Note
         Exhibit B-2 -- Form of Competitive Loan Note
         Exhibit C   -- Form of Opinion of Wachtell,
                        Lipton, Rosen & Katz
         Exhibit D   -- Form of Opinion of General Counsel
                        or an Assistant General Counsel










                   CREDIT AGREEMENT, dated as of November 15, 1996, among CSX CORPORATION, a Virginia corporation, as Borrower, the LENDERS parties hereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and NATIONSBANK, N.A., as Co-Syndication Agents, THE BANK OF NOVA SCOTIA, as Documentation Agent, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                   The parties hereto agree as follows:



                                    ARTICLE I

                                   Definitions


                   SECTION 1.01. Defined Terms. As used in this Agree-ment, the following terms have the meanings specified below:

                   "ABR", when used in reference to any Loan or Borrow-ing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by refer-ence to the Alternate Base Rate.

                   "Acquisition" means the acquisition of all of the Shares by Green by initially purchasing up to 40% of the Shares (on a fully diluted basis (computed excluding any Shares that would be outstanding or issuable upon the exercise of the Conrail Stock Option)) by means of one or more tender offers (including, but not limited to, the Initial Tender Offer), exercise of the Conrail Stock Option or otherwise, followed by the Merger in which all the remaining Shares will be converted into the right to receive shares of common stock of the Bor-rower and (to the extent that 40% of the Shares have not there-tofore been purchased by the Borrower for cash) cash.

                   "Acquisition Transactions" means the collective ref-erence to any material acquisition of Shares by the Borrower or any Subsidiary, the Initial Tender Offer, the Second Offer (as defined in the Merger Agreement), the Merger, the creation of the Voting Trust (as defined in the Merger Agreement) and any exercise of the Conrail Stock Option.

                   "Adjusted LIBO Rate" means, with respect to any Euro-dollar Revolving Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period mul-tiplied by (b) the Statutory Reserve Rate.

                   "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                   "Administrative Questionnaire" means an administra-tive questionnaire in a form supplied by the Administrative Agent.

                   "Affiliate" means, with respect to a specified
         Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.







                   "Agents" means the collective reference to the Admin-istrative Agent, the Co-Syndication Agents and the Documenta-tion Agent.

                   "Aggregate Outstanding Extensions of Credit" means, at any time, an amount equal to the sum of (a) the aggregate Revolving Credit Exposure of the Lenders at such time and (b) the aggregate principal amount of outstanding Competitive Loans of the Lenders at such time.

                   "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                   "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effec-tive Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                   "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                   "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "LIBOR Margin" or "Facility Fee", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


                           Index Debt          Facility Fee    LIBOR Margin
                             Ratings           (basis points   (basis points
                          (S&P/Moody's)          per annum)      per annum)
                          -------------        ------------    ------------

         Category 1       A/A2 or higher             6.0            14.0
         Category 2       A-/A3                      7.0            13.0
         Category 3       BBB+/Baa1                  8.5            16.5
         Category 4       BBB/Baa2                   10.0           20.0
         Category 5       BBB-/Baa3                  12.5           22.5
         Category 6       BB+/Ba1 or lower           15.0           35.0


         For purposes of the foregoing, (i) if neither Moody's nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last two sen-tences of this definition), then both such rating agencies shall be deemed to have established a rating in Category 6;
         (ii) if only one of Moody's or S&P shall have in effect a rat-ing for the Index Debt, then the Borrower and the Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Rate will be deter-mined by reference to the available rating; (iii) if the rat-ings established or deemed to have









         been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating or ratings most recently in effect prior to such change or cessation. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency, and in the absence of such amendment then both such rating agencies shall be deemed to have established a rating in Category 6.

                   "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

                   "Attributable Debt" means, at any date with respect to any Sale/Leaseback Transaction in respect of which the obli-gations of the Borrower or any Subsidiary do not constitute Capital Lease Obligations, the aggregate amount of rental pay-ments due from the Borrower or such Subsidiary under the lease entered into in connection with such Sale/Leaseback Transaction during the remaining term of such lease, net of rental payments which have been defeased or secured by deposits, discounted from the respective due dates thereof to such date using a dis-count rate equal to the discount rate that would then be used to calculate the amount of Capital Lease Obligations with respect to a comparable capital lease.

                   "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commit-ments.

                   "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                   "Borrower" means CSX Corporation, a Virginia corpora-tion.

                   "Borrowing" means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.










                   "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                   "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London inter-bank market.

                   "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                   "Cash Collateral Account" has the meaning assigned to such term in Section 2.10(c).

                   "Change in Control" means (a) the acquisition of own-ership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date here-
         of), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                   "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lend-ing office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or direc-tive (whether or not having the force of law) of any Governmen-tal Authority made or issued after the date of this Agreement.

                   "Class" refers, when used in reference to any Loan or Borrowing, to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

                   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                   "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to









         such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

                   "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                   "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                   "Competitive Bid Request" means a request by the Bor-rower for Competitive Bids in accordance with Section 2.04.

                   "Competitive Loan" means a Loan made pursuant to Sec-tion 2.04.

                   "Competitive Loan Note" has the meaning assigned to such term in Section 2.09(e).

                   "Conrail" means Conrail Inc., a Pennsylvania corpora-tion.

                   "Conrail Stock Option" means the option granted to the Borrower pursuant to the Conrail Stock Option Agreement.

                   "Conrail Stock Option Agreement" means the Stock Option Agreement, dated as of October 14, 1996, between the Borrower and Conrail.

                   "Control" means the possession, directly or indi-rectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Control-ling" and "Controlled" have meanings correlative thereto.

                   "Co-Syndication Agents" means the collective refer-ence to Bank of America National Trust and Savings Association and NationsBank, N.A., in their respective capacities as co-syndication agents hereunder.

                   "Debt" means, as to the Borrower or any Subsidiary at any date of determination thereof, any obligation of the Bor-rower or such Subsidiary, as the case may be, to the extent that such obligation should be reflected in "Short Term Debt" or "Long Term Debt" on a consolidated balance sheet or state-ment of financial position of the Borrower at such date in accordance with GAAP.

                   "Default" means any event or condition which consti-tutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                   "Disclosed Matters" means the actions, suits and pro-ceedings and the environmental matters disclosed in Schedule 3.06.










                   "Documentation Agent" means The Bank of Nova Scotia, in its capacity as documentation agent hereunder.

                   "dollars" or "$" refers to lawful money of the United States of America.

                   "Effective Date" means the date on which the condi-tions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                   "Environmental Laws" means all laws, rules, regula-tions, codes, ordinances, orders, decrees, judgments, injunc-tions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

                   "Environmental Liability" means any liability, con-tingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indem-nities), of the Borrower or any Subsidiary directly or indi-rectly resulting from or based upon (a) violation of any Envi-ronmental Law, (b) the generation, use, handling, transporta-tion, storage, treatment or disposal of any Hazardous Materi-als, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the envi-ronment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                   "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
         Section 412 of the Code, is treated as a single employer under
         Section 414 of the Code.

                   "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Sec-tion 412(d) of the Code or Section 303(d) of ERISA of an appli-cation for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to adminis-ter any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the with-drawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.










                   "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Com-petitive Loan, the LIBO Rate).

                   "Event of Default" has the meaning assigned to such term in Article VII.

                   "Excluded Taxes" means, with respect to the Adminis-trative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) income and any branch profits taxes imposed as a result of a present or former connection between the Administrative Agent, any Lender, any Issuing Bank or other recipient of such payment and the jurisdiction of the governmental authority imposing such tax or any political sub-division or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such Issuing Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

                   "Existing Credit Facilities" has the meaning assigned to such term in Section 3.12.

                   "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                   "Financial Officer" means the chief financial offic-er, principal accounting officer, treasurer or controller of the Borrower.

                   "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Com-petitive Loan in its related Competitive Bid.

                   "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                   "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                   "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the Unit-ed States of America, any State thereof or the District of Columbia.










                   "GAAP" means generally accepted accounting principles in the United States of America.

                   "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judi-cial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                   "Green" means Green Acquisition Corp., a wholly-owned subsidiary of the Borrower.

                   "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "pri-mary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indi-rect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obliga-tion or to purchase (or to advance or supply funds for the pur-chase of) any collateral security for the payment thereof,
         (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working cap-ital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorse-ments for collection or deposit in the ordinary course of busi-ness.

                   "Hazardous Materials" means all explosive or radioac-tive substances or wastes and all hazardous or toxic sub-stances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materi-als, polychlorinated biphenyls, radon gas, infectious or medi-cal wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                   "Hedging Agreement" means any interest rate protec-tion agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                   "Indebtedness" of any Person means, without duplica-tion, (a) all payment obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
         (b) all payment obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all payment obligations of such Person under condi-tional sale or other title retention agreements relating to property acquired by such Person, (e) all payment obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebted-ness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or









         not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all payment obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all payment obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                   "Indemnified Taxes" means Taxes arising directly from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement other than Excluded Taxes and Other Taxes.

                   "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                   "Information" has the meaning assigned to such term in Section 9.12.

                   "Initial Tender Offer" means the Tender Offer com-menced by means of the Offer to Purchase, dated October 16, 1996, as amended from time to time, by which Green has offered to purchase for cash 17,860,124 Shares of Conrail for $110 net per share, which offer will expire at 12:00 midnight, New York City time, on Wednesday, November 20, 1996, unless extended by the Borrower and Green.

                   "Initial Tender Offer Condition" means the condition that the Initial Tender Offer shall have been or shall concur-rently be consummated in accordance with applicable law and the Merger Agreement.

                   "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accor-dance with Section 2.07.

                   "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' dura-tion after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrow-ing.










                   "Interest Period" means (a) with respect to any Euro-dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months there-after, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Busi-ness Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calen-dar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period per-taining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                   "Issuing Bank" means each of Bank of America National Trust and Savings Association, The Bank of Nova Scotia, The Chase Manhattan Bank, NationsBank, N.A. and their respective Affiliates, in their respective capacities as issuers of Let-ters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(i).

                   "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                   "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disburse-ments that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Expo-sure at such time.

                   "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pur-suant to an Assignment and Acceptance, other than any such Per-son that ceases to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.18.

                   "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                   "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar









         Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                   "Lien" means, (a) with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encum-brance, charge or security interest in, on or of such asset, or
         (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and
         (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than with respect to the capital stock of any Foreign Subsidiary, any such option or right granted consistent with the past practice of the Borrower and the Subsidiaries).

                   "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                   "Majority Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for pur-poses of declaring the Loans to be due and payable pursuant to
         Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Expo-sures in determining the Majority Lenders.

                   "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its relat-ed Competitive Bid.

                   "Margin Stock" has the meaning assigned to such term in Regulation U (including, so long as the same constitute Margin Stock under Regulation U, the Shares).

                   "Material Adverse Effect" means an adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, in an aggregate amount in excess of an amount equal to 3% of Total Shareholders' Equity.

                   "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $75,000,000.

                   "Maturity Date" means November 15, 2001.

                   "Merger" means the merger of Green and Conrail.










                   "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 14, 1996, by and among Conrail, Green and the Borrower, as amended by the First Amendment thereto, dated as of November 5, 1996.

                   "Moody's" means Moody's Investors Service, Inc. or any successor to its corporate debt ratings business.

                   "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                   "Net Cash Proceeds" means, with respect to any sale or other disposition of Shares, the cash proceeds (including cash equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or other-wise, but only as and when received) of such sale or other dis-position received by the Borrower or any Subsidiary, net of all attorneys' fees, accountants' fees, investment banking fees and other customary fees actually incurred by the Borrower or any Subsidiary and documented in connection therewith and net of taxes paid or reasonably expected to be payable by the Borrower or any Subsidiary as a result thereof.

                   "Notes" means the collective reference to any Com-petitive Loan Notes and Revolving Loan Notes.

                   "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property tax-es, charges or similar levies arising directly from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                   "Participant" has the meaning assigned to such term in Section 9.04(e).

                   "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity per-forming similar functions.

                   "Permitted Encumbrances" means:

                   (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                   (b) carriers', warehousemen's, mechanics', material-men's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business;

                   (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations (other than ERISA);

                   (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of busi-ness; and










                   (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or inter-fere with the ordinary conduct of business of the Borrower or any Subsidiary;

         provided that the term "Permitted Encumbrances" shall not include any Lien securing Debt.

                   "Person" means any natural person, corporation, lim-ited liability company, trust, joint venture, association, com-pany, partnership, Governmental Authority or other entity.

                   "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                   "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                   "Railroad Revenues" means, with respect to the Bor-rower or any Subsidiary for any period, all revenues of the Borrower or such Subsidiary, as the case may be, from third parties which should, in accordance with GAAP, be included in operating revenues of the Borrower's railroad subsidiaries as reflected in the consolidated financial statements (or in the "Management's Discussion and Analysis" section of the report on Form 10-K or 10-Q related thereto) of the Borrower and the Sub-sidiaries for such period.

                   "Railroad Subsidiary" means any Subsidiary that is a Class I common carrier by rail under the rules of the Surface Transportation Board or any other Subsidiary the Railroad Rev-enues of which for the most recent period of four fiscal quar-ters of the Borrower exceed an amount equal to 5% of the aggre-gate Railroad Revenues of the Borrower and the Subsidiaries for such period.

                   "Register" has the meaning assigned to such term in
         Section 9.04(c).

                   "Regulation G" means Regulation G of the Board.

                   "Regulation U" means Regulation U of the Board.

                   "Related Parties" means, with respect to any speci-fied Person, such Person's Affiliates and the respective direc-tors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                   "Restricted Margin Stock" means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in









         accordance with Regulation U), on a consolidated basis, of the property and assets of the Borrower and the Subsidiaries (other than any Margin Stock) that is subject to the provisions of
         Article 6 (including Section 6.03).

                   "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

                   "Revolving Loan" means a Loan made pursuant to Sec-tion 2.03.

                   "Revolving Loan Note" has the meaning assigned to such term in Section 2.09(e).

                   "Sale/Leaseback Transaction" has the meaning assigned to such term in Section 6.04.

                   "S&P" means Standard & Poor's Ratings Group or any successor to its corporate debt ratings business.

                   "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission.

                   "Shares" means the issued and outstanding shares of common stock and Series A ESOP Convertible Junior Preferred Stock of Conrail.

                   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" within the meaning of the SEC's Regulation S-X and any other Subsidiaries that the Bor-rower may from time to time designate as a "Significant Subsid-iary" by written notice to such effect to the Administrative Agent.

                   "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, spe-cial, emergency or supplemental reserves) expressed as a deci-mal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to consti-tute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemp-tions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve per-centage.

                   "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability com-pany, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

                   "Subsidiary" means any subsidiary of the Borrower.










                   "Successor Corporation" has the meaning assigned to such term in Section 6.05.

                   "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                   "Total Capitalization" means, at any date of determi-nation thereof, the sum of Total Debt at such date plus Total Shareholders' Equity at such date.

                   "Total Debt" means, at any date of determination thereof, all Debt of the Borrower and the Subsidiaries at such date; provided that "Total Debt" shall not include any Debt incurred to finance the purchase of Shares pursuant to the Conrail Stock Option up to the aggregate purchase price there-for as in effect on the date hereof.

                   "Total Shareholders' Equity" means, as to the Bor-rower at any date of determination thereof, the sum of all items which would be included under shareholders' equity on a consolidated balance sheet or statement of financial position of the Borrower at such date in accordance with GAAP.

                   "Transactions" means the execution, delivery and per-formance by the Borrower of this Agreement and any Notes, the borrowing of Loans, the use of the proceeds thereof and the request for the issuance of Letters of Credit hereunder.

                   "Type", when used in reference to any Loan or Borrow-ing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                   "Unrestricted Margin Stock" means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

                   "Withdrawal Liability" means liability to a Multiem-ployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in
         Part I of Subtitle E of Title IV of ERISA.

                   SECTION 1.02. Classification of Loans and Borrow-ings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classi-fied and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                   SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "includ-ing" shall be deemed to be followed by the phrase "but not lim-ited to". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement,









         instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Sched-ules to, this Agreement and (e) the words "asset" and "prop-erty" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                   SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Major-ity Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                    ARTICLE II

                                   The Credits


                   SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolv-ing Loans to the Borrower from time to time during the Avail-ability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment, (b) the Aggregate Outstanding Exten-sions of Credit exceeding the total Commitments or (c) at any time prior to the satisfaction of the Initial Tender Offer Con-dition, the Aggregate Outstanding Extensions of Credit exceed-ing $800,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                   SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section
         2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obliga-tions hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be respon-sible for any other Lender's failure to make Loans as required.










                   (b) Subject to Section 2.13, (i) each Revolving Bor-rowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and
         (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obliga-tion of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                   (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Bor-rowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Revolving Borrowings outstanding.

                   (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Matu-rity Date.

                   SECTION 2.03.  Requests for Revolving Borrowings.
         To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the pro-posed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reim-bursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such tele-phonic Borrowing Request shall be irrevocable and shall be con-firmed promptly by hand delivery or telecopy to the Administra-tive Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the fol-lowing information in compliance with Section 2.02:

                   (i) the aggregate amount of the requested Bor-rowing;

                  (ii) the date of such Borrowing, which shall be a Business Day;

                 (iii) whether such Borrowing is to be an ABR Bor-rowing or a Eurodollar Borrowing;










                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the defini-tion of the term "Interest Period"; and

                   (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

         If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly follow-ing receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                   SECTION 2.04. Competitive Bid Procedure. (a) Sub-ject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the Aggregate Outstanding Extensions of Credit at any time shall not exceed (i) the total Commitments at such time or (ii) at any time prior to the satisfaction of the Initial Tender Offer Condition, $800,000,000. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests at the same time on the same day, but a Competitive Bid Request shall not be made within three Business Days after the date of any previous Com-petitive Bid Request, unless any and all such previous Competi-tive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such tele-phonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                   (i) the aggregate amount of the requested Bor-rowing;

                  (ii) the date of such Borrowing, which shall be a Business Day;

                 (iii) whether such Borrowing is to be a Eurodol-lar Borrowing or a Fixed Rate Borrowing;

                  (iv)  the Interest Period to be applicable to
              such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                   (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.










         Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by tele-copy, inviting the Lenders to submit Competitive Bids.

                   (b) Each Lender may (but shall not have any obliga-tion to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing and, in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Bor-rowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make,
         (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                   (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                   (d) Subject only to the provisions of this para-graph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by tele-phone, confirmed by telecopy in a form approved by the Adminis-trative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Euro-dollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the pro-posed Competitive Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that
         (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Bor-rower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request,
         (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competi-tive Bid Rate in part, which acceptance, in the case of multi-ple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Com-petitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that, if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate









         pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                   (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will there-upon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competi-tive Bid has been accepted.

                   (f) If the Administrative Agent shall elect to sub-mit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                   SECTION 2.05. Letters of Credit. (a) General. Sub-ject to the terms and conditions set forth herein, the Borrower (and, if a Letter of Credit is issued for the benefit of any Subsidiary, such Subsidiary) may request the issuance of Let-ters of Credit for the account of the Borrower (and, if such Letter of Credit is issued for the benefit of any Subsidiary, for the account of the Borrower and such Subsidiary, jointly and severally), in a form reasonably acceptable to the Adminis-trative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank with respect to any Letter of Credit, the terms and conditions of this Agreement shall control.

                   (b) Notice of Issuance, Amendment, Renewal, Exten-sion; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an out-standing Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrange-ments for doing so have been approved by the relevant Issuing
         Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issu-ance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other informa-tion as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit appli-cation on the relevant Issuing Bank's standard form in connec-tion with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $50,000,000 and (ii) the Aggregate Outstanding Extensions of Credit shall not exceed (x) the total Commitments or (y) at any time prior to the satisfaction of the Initial Tender Offer Con-dition, $800,000,000.










                   (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of
         (i) the date that is five Business Days prior to the Maturity Date and (ii) the date one year after the date of the issuance of such Letter of Credit, provided that, subject to clause (i) above, any Letter of Credit may, at the request of the Borrower as set forth in the applicable application for such Letter of Credit, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed.

                   (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Bank and without any further action on the part of such Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the forego-ing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowl-edges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and con-tinuance of a Default or reduction or termination of the Com-mitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                   (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by it, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Dis-bursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Bor-rower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obliga-tion to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the pay-ment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Adminis-trative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section
         2.06 with respect to Loans made by such Lender (and Section
         2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Adminis-trative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such









         payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reim-burse the relevant Issuing Bank, then to such Lenders and the relevant Issuing Bank as their interests may appear. Any pay-ment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not consti-tute a Loan and shall not relieve the Borrower of its obliga-tion to reimburse such LC Disbursement.

                   (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

                   (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

                 (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guarantee-ing, or otherwise obligated with, the Borrower, any Sub-sidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                   (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circum-stance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Sec-tion, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liabil-ity or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other commun-ication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not









         be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that each Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of such Issuing Bank, except to the extent that applicable law requires a different standard of care. Without limiting the generality of the foregoing, it is understood that an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that such Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

                   (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all doc-uments purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issu-ing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

                   (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Bor-rower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pur-suant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issu-ing Bank shall be for the account of such Lender to the extent of such payment.

                   (i) Replacement of the Issuing Banks. Each Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, provided that the successor Issuing Bank must be a Lender or an Affiliate of a Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replace-ment shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pur-suant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor Issuing Bank, any other Issuing Bank,









         or any previous Issuing Bank, or to such successor Issuing Bank, all other Issuing Banks and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                   (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash col-lateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effec-tive immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Bor-rower described in clause (f) or (g) of Article VII. Such deposit shall be held in New York by the Administrative Agent as collateral for the payment and performance of the obliga-tions of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Investment of such deposits shall, to the extent reasonably practicable, be made at the direction of the Administrative Agent and at the Borrower's risk and expense. Unless invested in accordance with the preceding sentence, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the rele-vant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the matu-rity of the Loans has been accelerated (but subject to the con-sent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                   SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Bor-rowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Dis-bursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.










                   (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the appli-cable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
         (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and the Adminis-trative Agent shall promptly return to the Borrower any amount (including interest) paid by the Borrower to the Administrative Agent pursuant to the immediately preceding sentence, together with any interest thereon paid by such Lender for any day not covered by the Borrower's payment.

                   SECTION 2.07. Interest Elections. (a) Each Revolv-ing Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Bor-rowing, in which case each such portion shall be allocated rat-ably among the Lenders holding the Loans comprising such Bor-rowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or con-tinued.

                   (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such elec-tion. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                   (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                   (i) the Borrowing to which such Interest Elec-tion Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);










                  (ii)  the effective date of the election made
              pursuant to such Interest Election Request, which shall be a Business Day;

                 (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodol-lar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                   (d) Promptly following receipt of an Interest Elec-tion Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                   (e) If the Borrower fails to deliver a timely Inter-est Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Bor-rowing and (ii) unless repaid, each Eurodollar Revolving Bor-rowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                   SECTION 2.08. Expiration, Termination and Reduction of Commitments. (a) Unless previously terminated, the Commit-ments shall expire on the Maturity Date.

                   (b) In the event that any governmental approval required for the Acquisition shall be finally denied (after exhaustion of all available appeals), or in the event the Bor-rower shall elect to abandon the Acquisition, the Commitments shall be reduced to an amount (to the extent that the Commit-ments then exceed such amount) equal to the sum at such time of the Aggregate Outstanding Extensions of Credit plus the aggre-gate face amount of outstanding commercial paper of the Bor-rower supported by the Commitments (after giving effect on a ratable basis to any other facilities of the Borrower then pro-viding support for such commercial paper) plus $1,500,000,000.

                   (c) Upon any sale or other disposition of Shares (other than Shares constituting Unrestricted Margin Stock) by the Borrower or any Subsidiary (other than to the Borrower or any Subsidiary), the Commitments shall be automatically reduced in an amount equal to 100% of the Net Cash Proceeds of any such sale or other disposition of Shares (other than Shares consti-tuting Unrestricted Margin Stock). Each such reduction shall become effective on the fifth Business Day following receipt by the Borrower or any Subsidiary, as the case may be, of any such Net Cash Proceeds.










                   (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commit-ments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Aggregate Out-standing Extensions of Credit would exceed the total Commit-ments.

                   (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (d) of this Section at least three Business Days prior to the effective date of such termination or reduc-tion, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satis-fied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made rat-ably among the Lenders in accordance with their respective Com-mitments.

                   SECTION 2.09.  Repayment of Loans; Evidence of Debt.
         (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

                   (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                   (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made here-under, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or inter-est due and payable or to become due and payable from the Bor-rower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. In case of any discrepancy between the entries made by the Administrative Agent pursuant to this paragraph and the entries made by any Lender pursuant to paragraph (b) of this Section, such Lender's entries shall be considered correct, in the absence of manifest error.

                   (d) In case of any dispute, action or proceeding relating to any Loan, the entries made in the accounts main-tained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.










                   (e) Any Lender may request of the Borrower that (i) Revolving Loans made by it be evidenced by a promissory note, substantially in the form of Exhibit B-1 (a "Revolving Loan Note") and (ii) Competitive Loans made by it be evidenced by a promissory note, substantially in the form of Exhibit B-2 (a "Competitive Loan Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes in such forms payable to the order of such Lender (or, if request-ed by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promis-sory notes in such forms payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

                   SECTION 2.10. Optional and Mandatory Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior written consent of the Lender thereof.

                   (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment to be made pursuant to paragraph (a) of this Section (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the
         Lenders of the contents thereof.   Each partial prepayment of
         any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accom-panied by payment of accrued interest to the extent required by
         Section 2.12.

                   (c) If, following any reduction of the total Commit-ments in connection with any sale or other disposition of Shares by the Borrower or any Subsidiary or otherwise, the Aggregate Outstanding Extensions of Credit exceed the total Commitments, the Borrower shall, without notice or demand, immediately repay Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and
         (ii) the aggregate principal amount of Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 2.15 in connection therewith. To the extent that after giving effect to any prepayment of Revolving Loans required by the preceding sentence, the Aggre-gate Outstanding Extensions of Credit still exceed the total Commitments, the Borrower shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administra-tive Agent shall apply any cash









         deposited in the Cash Collateral Account (to the extent thereof) to repay the principal of each Competitive Loan on the date such principal becomes due and payable hereunder and/or to reimburse, pursuant to Section 2.05(e), any LC Disbursement made thereafter, provided that the Administrative Agent shall release to the Borrower from time to time such portion of the amount on deposit in the Cash Collateral Account which is equal to the amount by which the total Commitments at such time plus the amount on deposit in the Cash Collateral Account exceeds the Aggregate Outstanding Extensions of Credit at such time. "Cash Collateral Account" means an account, in the name of the Administrative Agent for the benefit of the Lenders, established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this Section.

                   SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment expires or is terminated; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be pay-able in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 365 (or 366 in the case of a leap year) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                   (b) The Borrower agrees to pay (i) to the Adminis-trative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (exclud-ing any portion thereof attributable to unreimbursed LC Dis-bursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lend-er's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disburse-ments) relating to the Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Com-mitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Partic-ipation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments









         terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and front-ing fees shall be computed on the basis of a year of 365 (or 366 in the case of a leap year) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                   (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                   (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administra-tive Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and par-ticipation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                   SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                   (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                   (c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

                   (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, from and including the date such amount shall become due, but excluding the date such amount shall be paid in accordance with
         Section 2.17, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

                   (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; pro-vided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepay-ment of an ABR Revolving Loan prior to the end of the Avail-ability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repay-ment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.










                   (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alter-nate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be presumptively correct absent manifest error.

                   SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar
         Borrowing:

                   (a) the Administrative Agent determines (which determination shall be presumptively correct, absent mani-fest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                   (b) the Administrative Agent is advised by the Majority Lenders (or, in the case of a Eurodollar Competi-tive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as appli-cable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

         then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrow-ing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

                   SECTION 2.14.  Increased Costs.  (a)  If any Change
         in Law shall:

                   (i)  impose, modify or deem applicable any
              reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                  (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Cred-it or participation therein;










         and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to increase the cost to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder in respect of such Loan or Letter of Credit by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lend-er or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                   (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lend-er's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compen-sate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                   (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts (including the basis there-for and the calculation thereof) necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be presumptively correct absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                   (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Sec-tion shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; pro-vided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

                   (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursu-ant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensa-tion shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.










                   SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolv-ing Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss and the actual cost and expense attribut-able to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such pay-ment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate (in the case of a Eurodollar Revolving Loan) or the LIBO Rate (in the case of a Eurodollar Competitive Loan) for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive (including the basis therefor and the calculation thereof) pursuant to this Section shall be deliv-ered to the Borrower and shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                   SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indem-nified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Tax-es from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deduc-tions (including deductions applicable to additional sums pay-able under this Section) the Administrative Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
         (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                   (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                   (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Tax-es imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative









         Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto to the extent such penalties, interest and expenses shall not result from any action or inac-tion on the part of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (including the basis therefor and the calculation thereof) delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be presumptively correct absent manifest error.

                   (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Govern-mental Authority, the Borrower shall deliver to the Administra-tive Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                   (e) Unless after the date any Foreign Lender becomes a Lender hereunder there is a Change in Law which would prevent such Foreign Lender from duly completing and delivering such documentation and such Foreign Lender so advises the Adminis-trative Agent and the Borrower, such Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit payments made under this Agreement to be made without withholding.

                   (f) If the Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender or the Administrative Agent, as applicable, shall coop-erate with the Borrower in challenging such Tax at the Borrow-er's expense if requested by the Borrower. If any Lender or the Administrative Agent, as applicable, obtains a credit against or receives a refund or reduction (whether by way of direct payment or by offset) of any Tax for which payment has been made pursuant to this Section, which credit, refund or reduction in the good faith judgment of such Lender or the Administrative Agent, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section, the amount of such credit, refund or reduction (together with any interest received there-on) promptly shall be paid to the Borrower to the extent pay-ment has been made in full by the Borrower pursuant to this Section.

                   SECTION 2.17. Payments Generally; Pro Rata Treat-ment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of princi-pal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issu-ing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by









         it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Busi-ness Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such exten-sion at the same applicable rate. All payments hereunder shall be made in dollars.

                   (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                   (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Dis-bursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) par-ticipations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provi-sions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Dis-bursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquir-ing a participation pursuant to the foregoing arrangements may, subject to Section 9.08, exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Bor-rower in the amount of such participation.

                   (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accor-dance herewith and may, in reliance upon such assumption, dis-tribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issu-ing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distrib-uted to such Lender or such Issuing Bank with interest thereon, for each day from and including the date









         such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                   (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                   SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender or a Participant in such Lender's Loans requests compensation under Section 2.14, or if the Bor-rower is required to pay any additional amount to any Lender or a Participant in such Lender's Loans or any Governmental Authority for the account of any Lender or Participant pursuant to Section 2.16, then such Lender or Participant shall use rea-sonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender or Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Par-ticipant. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Participant in connection with any such designation or assignment. Without limiting the generality of the foregoing, each Lender and Par-ticipant shall use all reasonable efforts to mitigate the effect upon the Borrower of any increased capital requirement and shall assess any cost related to such increased capital on a nondiscriminatory basis among the Borrower and other borrow-ers of such Lender or Participant to which such cost applies and such Lender or Participant shall not be entitled to be com-pensated for any increased capital requirement unless it is, as a result of such law, regulation, guideline or request, such Lender's or Participant's policy generally to seek to exercise such rights, where available, against other borrowers of such Lender or Participant.

                   (b) If any Lender or a Participant in such Lender's Loans requests compensation under Section 2.14, or if the Bor-rower is required to pay any additional amount to any Lender or Participant or any Governmental Authority for the account of any Lender or Participant pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender shall have a credit rating of C/D (or its equiva-lent) or lower by Thomson BankWatch, Inc. (or any successor thereto), then the Borrower shall have the right, at its sole expense, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obli-gations under this Agreement (other than any outstanding Com-petitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Adminis-trative Agent (and, if a Commitment is being assigned, each Issuing Bank) which consent shall not unreasonably be withheld,
         (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competi-tive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such out-standing principal and accrued interest and fees) or the Bor-rower (in the case of all other









         amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                          Representations and Warranties

                   The Borrower represents and warrants to the Lenders that:

                   SECTION 3.01. Organization; Powers. Each of the Borrower and the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                   SECTION 3.02. Authorization; Enforceability. The Transactions and the Acquisition Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and, if required, action by shareholders of the Borrower, subject to, in the case of the Merger, the White Shareholder Approval (as defined in the Merg-er Agreement). This Agreement has been duly executed and delivered by the Borrower and constitutes, and each Note when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforce-able in accordance with its terms, subject to applicable bank-ruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                   SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions and, upon consummation of any of the Acquisi-tion Transactions, such Acquisition Transactions, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and such filings which may be made following the consummation of the Acquisition Transactions to reflect or evi-dence the consummation thereof, (b) will not violate any appli-cable law or regulation or the charter, by-laws or other orga-nizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default, or give rise to a right to require any material payment, under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its assets (or, in the case of Conrail or any of its subsidiaries, from and after the date that it becomes a Subsidiary, any such indenture, agreement or other instrument listed on Schedule
         3.03 or under any other indenture, agreement or other instru-ment a violation, default or required payment under which would result in a Material Adverse Effect), and (d) will not result in the creation or imposition of any Lien on any material asset of the Borrower or any Subsidiary (or in the case of Conrail or any of its









         subsidiaries, from and after the date it becomes a Subsidiary, any Lien on any of its assets if such Lien would be created under any indenture, agreement or other instrument listed on
         Schedule 3.03 or would result in a Material Adverse Effect).

                   SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated statement of financial position, and statements of earnings, changes in shareholders' equity and cash flows (i) as of and for the fiscal year ended December 29, 1995, reported on by Ernst & Young LLP, independent public accountants, and (ii) except for statements of changes in shareholders' equity, as of and for the fiscal quarter and the portion of the fiscal year ended September 27, 1996, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                   (b) Since December 29, 1995 there has been no Mate-rial Adverse Effect.

                   SECTION 3.05. Properties. (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal prop-erty material to its business, except for such irregularities that, individually or in the aggregate, would not result in a Material Adverse Effect.

                   (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its busi-ness, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggre-gate, would not result in a Material Adverse Effect.

                   SECTION 3.06.  Litigation and Environmental Matters.
         (a) There is no pending litigation or administrative proceed-ing or other legal or regulatory development (other than with respect to the Acquisition) that would be reasonably likely to result in a Material Adverse Effect or to materially adversely affect the rights and remedies of the Lenders hereunder.

                   (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not result in a Material Adverse Effect, nei-ther the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                   SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Regulation U) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individ-ually or in the aggregate, would not result in a Material Adverse Effect. No Default has occurred and is continuing.










                   SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                   SECTION 3.09. Taxes. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Sub-sidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not result in a Material Adverse Effect.

                   SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would result in a Material Adverse Effect.

                   SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other information fur-nished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material mis-statement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circum-stances under which they were made, not misleading; provided that, with respect to projected or pro forma financial informa-tion (including the pro forma financial statements as at Janu-ary 1, 1997 and January 1, 1998 and for the fiscal years ending in December 1996 and December 1997, respectively, included in the Confidential Information Memorandum, dated October 1996), the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such pro forma statements or projections are inherently subjective and are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and that no assurance can be given that such projections or pro forma financial statements will be realized.

                   SECTION 3.12.  Existing Credit Facilities.  Schedule
         3.12 sets forth a true and complete list of all existing credit facilities of the Borrower that support commercial paper issued from time to time by the Borrower (the "Existing Credit Facili-ties").


                                    ARTICLE IV

                                    Conditions

                   SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                   (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counter-part of this Agreement signed on behalf of such party or
              (ii)









              written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed sig-nature page of this Agreement) that such party has signed a counterpart of this Agreement.

                   (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of
              (i) Wachtell, Lipton, Rosen & Katz, special counsel for the Borrower, substantially in the form of Exhibit C, and
              (ii) the General Counsel or an Assistant General Counsel of the Borrower, substantially in the form of Exhibit D. The Borrower hereby requests such counsel to deliver such opinions.

                   (c) The Administrative Agent shall have received (i) a copy of the resolutions, in form and substance reason-ably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (A) the execution, delivery and performance of the Borrower's obligations set forth in this Agreement and any Notes and
              (B) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administra-tive Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, (ii) a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement and authorized to execute Notes reasonably satisfactory in form and substance to the Administrative Agent and (iii) true and complete copies of the certificate of incorpora-tion and by-laws of the Borrower, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

                   (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                   (e) The Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced in advance of the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                   (f) All Existing Credit Facilities shall have been or shall concurrently be terminated and any amounts out-standing or owed thereunder in respect of principal or interest shall have been or shall concurrently be paid in full.

         The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclu-sive and binding.

                   SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the follow-ing conditions:










                   (a) The representations and warranties of the Bor-rower set forth in this Agreement shall be true and cor-rect on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Let-ter of Credit, as applicable.

                   (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applica-ble, no Default shall have occurred and be continuing.

                   (c) From and after the date of the satisfaction of the Initial Tender Offer Condition, there shall be no pending litigation or administrative proceedings or other legal or regulatory developments with respect to the Acquisition that, in the reasonable judgment of at least three of the Agents, would be reasonably likely to prohib-it the Acquisition or to result in a Material Adverse Effect and the Agents shall have received a certificate of a Financial Officer to the effect that no such litiga-tions, proceedings or developments exist in such Financial Officer's reasonable judgment; provided that the proposal for or the pendency of proceedings for approval of the Acquisition before the Surface Transportation Board, or any administrative, judicial or other contest with respect to such approval process at the Surface Transportation Board, shall not violate this Section.

         Each Borrowing and each issuance, amendment, renewal or exten-sion of a Letter of Credit shall be deemed to constitute a rep-resentation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Sec-tion.


                                    ARTICLE V

                              Affirmative Covenants


                   Until the Commitments shall have expired or been ter-minated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower cov-enants and agrees with the Lenders that:

                   SECTION 5.01. Financial Statements and Other Infor-mation. The Borrower will furnish to each Lender through the Administrative Agent:

                   (a) as soon as available but in any event within 120 days after the end of each fiscal year of the Borrow-er, its audited consolidated statement of financial posi-tion and related statements of earnings, changes in share-holders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accoun-tants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with









              GAAP; provided, however, that the Borrower may deliver, in lieu of the foregoing, the annual report of the Borrower for such fiscal year on Form 10-K filed with the SEC, but only so long as the financial statements contained in such annual report on Form 10-K are substantially the same in content as the financial statements referred to in the preceding provisions of this paragraph (a);

                   (b) as soon as available but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consoli-dated statement of financial position and related state-ments of earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its consolidated Subsidiar-ies on a consolidated basis in accordance with GAAP, sub-ject to normal year-end audit adjustments and the absence of footnotes; provided, however, that the Borrower may deliver, in lieu of the foregoing, the quarterly report of the Borrower for such fiscal quarter on Form 10-Q filed with the SEC, but only so long as the financial statements contained in such quarterly report on Form 10-Q are sub-stantially the same in content as the financial statements referred to in the preceding provisions of this paragraph
              (b);

                   (c) concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether, to the best knowledge of such Financial Officer, a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.06 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accom-panying such certificate;

                   (d) concurrently with each delivery of financial statements under clause (a) above, a letter signed by the accounting firm that reported on such financial statements to the effect that, in the course of the examination upon which their report for such fiscal year was based (but without any special or additional audit procedures for that purpose other than review of the terms and provisions of this Agreement), nothing came to their attention that caused them to believe that there were any Defaults or Events of Default involving accounting matters or, if such accountants became aware of any such Defaults or Events of Default, specifying the nature thereof;

                   (e) promptly after the same become publicly avail-able, copies of all periodic and other reports on Forms 8-K, 10-Q and 10-K and all proxy statements filed by the Borrower or any Subsidiary with the SEC or any other docu-ments distributed by the Borrower to its shareholders gen-erally which contain the equivalent information to that contained in such Forms or proxy statements;










                   (f) upon any sale or other disposition of Shares by the Borrower or any Subsidiary, a certificate of a Finan-cial Officer setting forth in reasonable detail the calcu-lations required to determine the portion of such Shares which constitute Restricted Margin Stock, the portion of such Shares which constitute Unrestricted Margin Stock and the Net Cash Proceeds attributable to each such portion; and

                   (g) promptly following any request therefor, such other information regarding the operations and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                   SECTION 5.02. Notices of Material Events. The Bor-rower will furnish to each Lender through the Administrative Agent prompt written notice of the following:

                   (a) within three Business Days after any Financial Officer obtains knowledge of the occurrence of any Default which is continuing, the occurrence of such Default;

                   (b) (i)  the filing or commencement of any action,
              suit or proceeding by or before any arbitrator or Govern-mental Authority against or affecting the Borrower or any Subsidiary that would, in the reasonable judgment of the Borrower, result in a Material Adverse Effect and (ii) without limiting the foregoing, the filing or commencement of, or any material development in, any litigation or administrative proceeding with respect to the Acquisition prior to the consummation thereof;

                   (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would, in the reasonable judgment of the Borrower, result in a Material Adverse Effect;

                   (d) the final denial (after exhaustion of all avail-able appeals) of any governmental approval required for the Acquisition or the election by the Borrower to abandon the Acquisition (which notice shall also specify the aggregate face amount of outstanding commercial paper of the Borrower supported by the Commitments, after giving effect on a ratable basis to any other facilities of the Borrower then providing support for such commercial paper); and

                   (e) any other development that results in, or would in the reasonable judgment of the Borrower result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                   SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises it reason-ably deems necessary to the conduct of its business; provided









         that the foregoing shall not prohibit any merger, consolidation or disposition permitted under Section 6.05 or prohibit the Borrower or any Significant Subsidiary from discontinuing any business or forfeiting any right, license, permit, privilege or franchise to the extent it reasonably deems appropriate in the ordinary course of its business.

                   SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings.

                   SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each Significant Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance with finan-cially sound insurance companies (including captive or affili-ated insurance companies) or, to the extent consistent with prudent business practice, programs of self-insurance, in each case in such amounts, with such deductibles and against such risks as are reasonably appropriate.

                   SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each Significant Subsidiary to, keep and maintain proper books of record and account in accordance with GAAP. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and coordinated with the Administrative Agent, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours and at such reasonable times and as often as reasonably requested.

                   SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

                   SECTION 5.08. Use of Proceeds, Commitments and Let-ters of Credit. The proceeds of the Loans may be used to finance the Acquisition and, after the Acquisition or the occurrence of the events described in Section 2.08(b), for working capital and other general corporate purposes, and a portion of the Commitments may be used to support commercial paper issued by the Borrower. Letters of Credit will be issued only to support obligations of the Borrower and the Subsidiar-ies, contingent or otherwise, incurred or arising in the ordi-nary course of business.

                   SECTION 5.09. Federal Regulations. No part of the proceeds of any Loan will be used for "purchasing" or "carry-ing" (within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect) any Margin Stock in violation of the applicable requirements of such Regulations. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the









         requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.


                                    ARTICLE VI

                                Negative Covenants


                   Until the Commitments shall have expired or been ter-minated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower cov-enants and agrees with the Lenders that:

                   SECTION 6.01. Limitation on Share Purchase Debt. The Borrower will not, and will not permit any Subsidiary to, create, incur or assume Debt in an aggregate principal amount for the Borrower and the Subsidiaries in excess of $4,000,000,000 the proceeds of which are used to purchase Shares.

                   SECTION 6.02. Limitation on Subsidiary Debt. The Borrower will not permit any Subsidiary to create, incur or assume any Debt (other than Debt substantially secured by a Lien or Liens on assets of such Subsidiary permitted under Sec-tion 6.03) after the Effective Date, except:

                   (a) extensions, renewals and replacements of any Debt existing on the date hereof that do not increase the outstanding principal amount thereof (other than to finance payments made in connection therewith);

                   (b) Debt of any Subsidiary to the Borrower or any other Subsidiary;

                   (c) Debt of any Person that becomes a Subsidiary after the date hereof; provided that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

                   (d) Debt of any Subsidiary as an account party in respect of letters of credit; and

                   (e) other Debt; provided that, at the time of the creation, incurrence or assumption of such Debt and after giving effect thereto, the aggregate principal amount of all such Debt of the Subsidiaries does not exceed an amount equal to 10% of Total Capitalization at such time.

                   SECTION 6.03. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now









         owned or hereafter acquired by it (other than Unrestricted Margin Stock) to secure Debt of the Borrower or any Subsidiary, except:

                   (a)  Permitted Encumbrances;

                   (b) any Lien on any property or asset of the Bor-rower or any Subsidiary existing on the date hereof; pro-vided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and
              (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                   (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsid-iary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
              (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisi-tion or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                   (d) Liens on railroad locomotives, auto racks, roll-ing stock, vessels, barges, containers, vehicles, termi-nals and other fixed or capital assets acquired, con-structed, improved or refurbished by or for the Borrower or any Subsidiary; provided that (i) such Liens and the Debt secured thereby are incurred prior to or within two years (or, during the period from the Effective Date to the date six months thereafter, two and one-half years) after such acquisition or the completion of such construc-tion, improvement or refurbishment, (ii) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing, improving or refurbishing such assets and
              (iii) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;

                   (e) Liens securing Debt in respect of the transac-tions described in Schedule 6.03; and

                   (f) Liens not otherwise permitted hereunder; provid-ed that, at the time of the creation, incurrence or as-sumption of any Debt secured by any such Lien and after giving effect thereto, the aggregate principal amount of Debt of the Borrower and the Subsidiaries secured by Liens permitted under this clause (f), together with the Attrib-utable Debt then outstanding in respect of Sale/Leaseback Transactions permitted under Section 6.04(c) in respect of which the obligations of the Borrower or any Subsidiary do not constitute Capital Lease Obligations, does not exceed an amount equal to 10% of Total Capitalization at such time.

                   SECTION 6.04. Limitation on Sale/Leaseback Transac-tions. The Borrower will not, and will not permit any Subsid-iary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property (other than









         Unrestricted Margin Stock) which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a "Sale/ Leaseback Transaction"), except:

                   (a)  any Sale/Leaseback Transaction described in
              Schedule 6.03;

                   (b) any arrangement with respect to any railroad locomotive, auto rack, rolling stock, vessel, barge, con-tainer, vehicle, terminal or other fixed or capital asset; provided that such arrangement is entered into prior to or within two years (or, during the period from the Effective Date to the date six months thereafter, two and one-half years) after the acquisition, construction, improvement or refurbishment of such railroad locomotive, auto rack, rolling stock, vessel, barge, container, vehicle, terminal or other fixed or capital asset; and

                   (c) Sale/Leaseback Transactions not otherwise per-mitted hereunder; provided that, (i) if the obligations of the Borrower or any Subsidiary in respect of any such Sale/Leaseback Transaction constitute Capital Lease Obli-gations, the Liens created in respect of such Sale/Lease-back Transactions are permitted under Section 6.03 and
              (ii) if the obligations of the Borrower or any Subsidiary in respect of any such Sale/Leaseback Transaction do not constitute Capital Lease Obligations, at the time of the creation, incurrence or assumption of any Attributable Debt in connection with such Sale/Leaseback Transaction and after giving effect thereto, the aggregate principal amount of Attributable Debt of the Borrower and the Sub-sidiaries then outstanding in respect of leases entered into in connection with Sale/Leaseback Transactions per-mitted under this clause (ii), together with the aggregate principal amount of Debt then secured by Liens permitted under Section 6.03(f), does not exceed an amount equal to 10% of Total Capitalization at such time.

                   SECTION 6.05. Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one trans-action or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), unless
         (a) the surviving corporation in any such merger or consolida-tion or the Person which acquires all or substantially all of the assets of the Borrower shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Cor-poration") and shall expressly assume, by amendment to this Agreement executed by the Borrower, the Successor Corporation and the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and all other amounts payable under this Agreement and any Notes and the pay-ment and performance of every covenant hereof on the part of the Borrower to be performed or observed, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (c) the Bor-rower shall have delivered a certificate of a Financial Officer and a written opinion of counsel reasonably satisfactory to the Administrative Agent (who may be counsel to the Borrower), each stating that such transaction and amendment comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied; provided that the









         Borrower and the Subsidiaries will be permitted to sell, transfer and otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions.

                   SECTION 6.06. Financial Covenant. The Borrower shall not permit the ratio of Total Debt to Total Capitaliza-tion to exceed (a) at any time prior to the Merger, 0.65 to 1.00, and (b) at any time thereafter, 0.55 to 1.00.

                   SECTION 6.07. Ownership of Railroad Subsidiaries. The Borrower shall not permit any Railroad Subsidiary to cease to be a wholly-owned Subsidiary of the Borrower; provided that neither the Borrower nor any Subsidiary shall be in any way restricted under this Section from selling or otherwise dispos-ing of Unrestricted Margin Stock.

                   SECTION 6.08. Sales of Unrestricted Margin Stock. The Borrower shall not, and shall not permit any Subsidiary to,
         (a) sell or otherwise dispose of any Shares constituting Unre-stricted Margin Stock other than in exchange for cash or cash equivalents or (b) fail to maintain the proceeds of any such sale or other disposition as cash, cash equivalents or short-term investments; provided that, to the extent that the Bor-rower shall elect to reduce the Commitments pursuant to Section 2.08(d) at any time after any such sale or other disposition, the requirements of clause (b) above shall cease to apply to the portion of such proceeds as shall be equal to the aggregate amount of any such reductions.


                                   ARTICLE VII

                                Events of Default


                   If any of the following events ("Events of Default") shall occur:

                   (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; provided that, if any such failure shall result from the malfunctioning or shutdown of any wire transfer or other payment system reasonably employed by the Borrower to make such payment or from an inadvertent error of a technical or clerical nature by the Borrower or any bank or other entity reason-ably employed by the Borrower to make such payment, no Event of Default shall result under this paragraph (a) during the period (not in excess of two Business Days) required by the Borrower to make alternate payment arrangements;

                   (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unreme-died for a period of ten days;

                   (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, finan-cial statement or other document









              furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

                   (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (c) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                   (e) any event of default or similar event or condi-tion occurs (and continues after any applicable grace period) under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Material Indebtedness, whether such Material Indebtedness now exists or shall hereafter be created and shall result in any Material Indebtedness becoming due prior to its scheduled maturity (other than any such event or condition arising solely out of the vio-lation by the Borrower or any Subsidiary of any covenant in any way restricting the Borrower's, or any such Subsid-iary's, right or ability to sell, pledge or otherwise dis-pose of Unrestricted Margin Stock) and such acceleration shall not be rescinded or annulled in accordance with the terms of such mortgage, indenture or investment, as the same case may be; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary permitted sale or transfer of the prop-erty or assets securing such Indebtedness;

                   (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liqui-dation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall con-tinue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                   (g)  the Borrower or any Significant Subsidiary shall
              (i) voluntarily commence any proceeding or file any peti-tion seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolven-cy, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                   (h) the Borrower or any Significant Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;










                   (i) one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $75,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

                   (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, would result in a Material Adverse Effect; or

                   (k) a Change in Control shall occur and on the date which is four months after the occurrence of such Change in Control the Applicable Rate shall be determined by ref-erence to Category 6;

         then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article as a result of which the Administrative Agent and the Lenders shall not be permitted, without special relief, to exercise their rights or remedies under clause (i) or (ii) below), and at any time thereafter during the continuance of such event, the Administrative Agent (with the consent of the Majority Lenders) may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any princi-pal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Bor-rower; and in case of any event with respect to the Borrower described in clause (f) or (g) of this Article described above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                   ARTICLE VIII

                                    The Agents


                   Each of the Lenders and Issuing Banks hereby irrevo-cably appoints The Chase Manhattan Bank as its agent and autho-rizes The Chase Manhattan Bank to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Each Lender acknowledges that Bank of America National Trust and Savings Association and NationsBank, N.A. shall be Co-Syndica-tion Agents with respect to this Agreement and that The Bank of Nova Scotia shall be the Documentation Agent with respect to this Agreement.










                   Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of busi-ness with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                   No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the gener-ality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any dis-cretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Lenders entitled to so require, and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, nor shall such Agent be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capac-ity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Lenders entitled to so require or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into
         (i) any statement, warranty or representation made to any Lend-er in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereun-der or in connection herewith, (iii) the performance or obser-vance by the Borrower of any of the covenants, agreements or other terms or, except as provided in clause (v) below, condi-tions set forth herein, (iv) with respect to parties other than such Agent, the validity, enforceability, effectiveness or gen-uineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                   Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

                   The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent and for which it is responsible. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent reasonably selected by the Adminis-trative Agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.










                   Subject to the appointment and acceptance of a suc-cessor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, with the consent of the Borrower (which consent shall not be required if at the time of such appointment any Default or Event of Default shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Admin-istrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York and hav-ing a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those pay-able to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Sec-tion 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                   Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appro-priate, made its own credit analysis and decision to enter into this Agreement. Each Lender represents that it has not relied upon the Unrestricted Margin Stock in its credit analysis or its decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agree-ment or any document furnished hereunder or thereunder.


                                    ARTICLE IX

                                  Miscellaneous

                   SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be giv-en by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                   (a) if to the Borrower, to it at CSX Corporation, One James Center, 901 East Cary Street, Richmond, VA 23219, Attention of Treasurer (Telecopy No. (804) 783-
              1346);

                   (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sandra Miklave (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan









              Bank, 270 Park Avenue, New York, New York 10017, Attention of Julie Long (Telecopy No. (212) 972-9854); and

                   (c) if to any Issuing Bank or any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                   SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinu-ance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumula-tive and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be per-mitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the general-ity of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                   (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agree-ment or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable here-under, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any inter-est thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
         Section 2.10(c) or change 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, in either case without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Adminis-trative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.










                   SECTION 9.03.  Expenses; Indemnity; Damage Waiver.
         (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affili-ates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amend-ments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amend-ment, renewal or extension by it of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and dis-bursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any Note, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restruc-turing or negotiations in respect thereof.

                   (b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Par-ty of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harm-less from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obli-gations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
         (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or
         (iii) any actual or prospective claim, litigation, investiga-tion or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee. The foregoing indemnification shall not cover any such claims, damages, losses, liabilities or expenses relating to (i) any Taxes or (ii) any costs or cap-ital requirements (whenever imposed) to any Lender or any cor-poration controlling such Lender as a result of such Lender's Commitment or its Loans or participations in Letters of Credit, but in each case without prejudice to Sections 2.14, 2.15, 2.16 and 9.03.

                   (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or an Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender's Appli-cable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indem-nified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Admin-istrative Agent or such Issuing Bank in its capacity as such.










                   (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indi-rect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument con-templated hereby, the Transactions, any Loan or Letter of Cred-it or the use of the proceeds thereof.


                   (e) All amounts due under this Section shall be pay-able promptly after written demand therefor, accompanied by such documentation as the Borrower may reasonably request to evidence the basis for, and calculation of, such amount.

                   SECTION 9.04. Successors and Assigns. (a) The pro-visions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective succes-sors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obliga-tions hereunder without the prior written consent of each Lend-er (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respec-tive successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by rea-son of this Agreement.

                   (b) Any Lender may, at no additional cost to the Borrower, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower, the Administrative Agent and the Issuing Banks must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment and the amount of its Commitment remaining thereafter (determined in each case as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement (including its Revolving Loans), except that this clause (iii) shall not apply to rights in respect of out-standing Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (f) or (g) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of (but not greater than) the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obliga-tions under this Agreement (and, in the









         case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and
         9.03 and be subject to Section 9.12). Any assignment or trans-fer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a par-ticipation in such rights and obligations in accordance with paragraph (e) of this Section.

                   (c) The Administrative Agent, acting for this pur-pose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be prima facie evidence thereof absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection dur-ing normal business hours by the Borrower at any reasonable time and from time to time upon reasonable advance notice.

                   (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the process-ing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the informa-tion contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                   (e) Any Lender may, without the consent of, and at no additional cost to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agree-ment shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the perfor-mance of such obligations and (iii) the Borrower, the Adminis-trative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in con-nection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lend-er shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same (but no greater) extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Sec-tion.










                   (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

                   (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assign-ment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                   SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connec-tion with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transac-tions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Com-mitments or the termination of this Agreement or any provision hereof.

                   SECTION 9.06. Counterparts; Integration; Effective-ness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank constitute the entire contract among the parties relating to the subject mat-ter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permit-ted assigns. Delivery of an executed counterpart of a signa-ture page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                   SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a par-ticular provision in a particular jurisdiction shall not inval-idate such provision in any other jurisdiction.









                   SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obliga-tions may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                   SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                   (b) The Borrower hereby irrevocably and uncondition-ally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sit-ting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final and non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issu-ing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                   (c) The Borrower hereby irrevocably and uncondition-ally waives, to the fullest extent it may legally and effec-tively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding aris-ing out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties here-to hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   (d) Each party to this Agreement irrevocably con-sents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                   SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLI-CABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD









         NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                   SECTION 9.11. Headings. Article and Section head-ings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                   SECTION 9.12. Confidentiality. Each of the Adminis-trative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees, representatives and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any regulatory authority, but only, except with respect to bank examiners, after the Administrative Agent or the relevant Issuing Bank or Lender provides such written notice to the Borrower of such proposed disclosure as is rea-sonable under the circumstances and permitted by law, (c) to any other party to this Agreement, (d) in connection with the exercise of any remedies hereunder or any suit, action or pro-ceeding relating to this Agreement or any Note or the enforce-ment of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (f) with the consent of the Borrower or (g) to the extent such Information (i) becomes pub-licly available other than as a result of a breach of this Sec-tion, (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower (other than a source known to be disclosing such Information in violation of a confidentiality agreement with the Borrower) or (iii) was available to the Administrative Agent or the relevant Issuing Bank or Lender prior to such Person becoming a Lender. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administra-tive Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.









                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective autho-rized officers as of the day and year first above written.


                                       CSX CORPORATION,
                                         as Borrower


                                       by
                                         /s/ David D. Owen
                                         _______________________
                                         Name:  David D. Owen
                                         Title: Managing Director















































                                           BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION,
                                             as Co-Syndication Agent and
                                             as a Lender,


                                           by
                                             /s/ Craig S. Munro
                                             _________________________
                                             Name:  Craig S. Munro
                                             Title: Managing Director-Corporate
                                                    Finance



                                           THE BANK OF NOVA SCOTIA,
                                             as Documentation Agent and
                                             as a Lender,


                                           by
                                             /s/ James R. Trimble
                                             _________________________
                                             Name:  James R. Trimble
                                             Title: Senior Relationship
                                                    Manager




                                           THE CHASE MANHATTAN BANK,
                                             as Administrative Agent and
                                              as a Lender,


                                           by
                                             /s/ Julie S. Long
                                             _________________________
                                             Name:  Julie S. Long
                                             Title: Vice President



                                           NATIONSBANK, N.A.,
                                             as Co-Syndication Agent and
                                             as a Lender,



                                           by
                                             /s/ E. Turner Coggin
                                             _________________________
                                             Name:  E. Turner Coggin
                                             Title: Senior Vice President















                                           PNC BANK, NATIONAL ASSOCIATION


                                           by
                                             /s/ Daniel K. Fitzpatrick
                                             _________________________
                                             Name:  Daniel K. Fitzpatrick
                                             Title: Vice President





















































                                           THE BANK OF TOKYO-MITSUBISHI, LTD.


                                           by
                                             /s/ Randy L. Glass
                                             _________________________
                                             Name:  Randy L. Glass
                                             Title: Vice President





















































                                           ABN AMRO BANK N.V., NEW YORK
                                             BRANCH


                                           by
                                             /s/ Nancy W. Lanzoni
                                             _________________________
                                             Name:  Nancy W. Lanzoni
                                             Title: Group Vice President


                                           by
                                             /s/ David W. Stack
                                             _________________________
                                             Name:  David W. Stack
                                             Title: Assistant Vice President















































                                           THE BANK OF NEW YORK


                                           by
                                             /s/ David C. Siegel
                                             _________________________
                                             Name:  David C. Siegel
                                             Title: Assistant Vice President





















































                                           CITIBANK, N.A.


                                           by
                                             /s/ Rosemary M. Bell
                                             _________________________
                                             Name:  Rosemary M. Bell
                                             Title: Attorney-in-Fact





















































                                           CREDIT SUISSE


                                           by
                                             /s/ Kristinn R. Kristinsson
                                             _________________________
                                             Name:  Kristinn R. Kristinsson
                                             Title: Associate

                                            by
                                              /s/ William P. Murray
                                              ________________________
                                              Name:  Member of Senior
                                                     Management


















































                                           FIRST NATIONAL BANK OF CHICAGO


                                           by
                                             /s/ Paul A. Gargula
                                             _________________________
                                             Name:  Paul A. Gargula
                                             Title: Vice President





















































                                           THE FUJI BANK, LIMITED,
                                             NEW YORK BRANCH


                                           by
                                             /s/ Teiji Teramoto
                                             _________________________
                                             Name:  Teiji Teramoto
                                             Title: Vice President and Manager




















































                                           THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED NEW YORK BRANCH


                                           by
                                             /s/ John V. Veltri
                                             _________________________
                                             Name:  John V. Veltri
                                             Title: Senior Vice President




















































                                           MELLON BANK, N.A.


                                           by
                                             /s/ Martin J. Randal
                                             _________________________
                                             Name:  Martin J. Randal
                                             Title: Banking Officer





















































                                           ROYAL BANK OF CANADA


                                           by
                                             /s/ Lorna Mendelson
                                             _________________________
                                             Name:  Lorna Mendelson
                                             Title: Manager





















































                                           BANK OF MONTREAL


                                           by
                                             /s/ Edward P. McGuire
                                             _________________________
                                             Name:  Edward P. McGuire
                                             Title: Director





















































                                           BARNETT BANK N.A.-JACKSONVILLE


                                           by
                                             /s/ Cindy S. Stover
                                             _________________________
                                             Name:  Cindy S. Stover
                                             Title: Vice President





















































                                           CORESTATES BANK, N.A.


                                           by
                                             /s/ Beverly J. Coller
                                             _________________________
                                             Name:  Beverly J. Coller
                                             Title: Vice President





















































                                           CAISSE NATIONALE DE CREDIT
                                             AGRICOLE


                                           by
                                             /s/ Craig Welch
                                             _________________________
                                             Name:  Craig Welch
                                             Title: First Vice President




















































                                           DEUTSCHE BANK A.G., NEW YORK
                                             AND/OR CAYMAN ISLANDS
                                             BRANCHES


                                           by
                                             /s/ Thomas A. Foley
                                             _________________________
                                             Name:  Thomas A. Foley
                                             Title: Assistant Vice President


                                           by
                                             /s/ Stephan A. Wiedemann
                                             _________________________
                                             Name:  Stephan A. Wiedemann
                                             Title: Vice President














































                                           THE DAI-ICHI KANGYO BANK, LTD.,
                                             NEW YORK BRANCH


                                           by
                                             /s/ Timothy White
                                             _________________________
                                             Name:  Timothy White
                                             Title: Vice President and Team
                                                    Leader




















































                                           FLEET NATIONAL BANK


                                           by
                                             /s/ Frank Benesh
                                             _________________________
                                             Name:  Frank Benesh
                                             Title: Vice President





















































                                           THE MITSUBISHI TRUST AND
                                             BANKING CORPORATION


                                           by
                                             /s/ Hachiro Hosoda
                                             _________________________
                                             Name:  Hachiro Hosoda
                                             Title: Senior Vice President




















































                                           THE MITSUI TRUST AND BANKING
                                             COMPANY, LIMITED, NEW YORK
                                             BRANCH


                                           by
                                             /s/ Shigeru Tsujimoto
                                             _________________________
                                             Name:  Shigeru Tsujimoto
                                             Title: Senior Vice President and
                                                    Manager



















































                                           NATIONAL AUSTRALIA BANK LIMITED


                                           by
                                             /s/ R. Adams Perry III
                                             _________________________
                                             Name:  R. Adams Perry III
                                             Title: Senior Vice President and
                                                    Head of Corporate Banking
                                                    & Finance





















































                                           THE NORINCHUKIN BANK NEW YORK
                                             BRANCH


                                           by
                                             /s/ Takeshi Akimoto
                                             _________________________
                                             Name:  Takeshi Akimoto
                                             Title: General Manager




















































                                           THE NORTHERN TRUST COMPANY


                                           by
                                             /s/ Eric O. Strickland
                                             _________________________
                                             Name:  Eric O. Strickland
                                             Title: Vice President





















































                                           THE SAKURA BANK, LIMITED


                                           by
                                             /s/ Yasumasa Kikuchi
                                             _________________________
                                             Name:  Yasumasa Kikuchi
                                             Title: Senior Vice President





















































                                           THE SANWA BANK, LIMITED


                                           by
                                             /s/ Christian Kambour
                                             _________________________
                                             Name:  Christian Kambour
                                             Title: Assistant Vice President





















































                                           STANDARD CHARTERED BANK


                                           by
                                             /s/ Christopher R. Knight
                                             _________________________
                                             Name:  Christopher R. Knight
                                             Title: Vice President


                                            by
                                              /s/ Jacob Yahiayan
                                              ________________________
                                              Name:  Jacob Yahiayan
                                              Title: Assistant Vice President


















































                                           THE YASUDA TRUST & BANKING CO.,
                                             LTD.


                                           by
                                             /s/ Makoto Tagawa
                                             _________________________
                                             Name:  Makoto Tagawa
                                             Title: Deputy General Manager




















































                                           CRESTAR BANK


                                           by
                                             /s/ Keith A. Hubbard
                                             _________________________
                                             Name:  Keith A. Hubbard
                                             Title: Senior Vice President





















































                                                         SCHEDULE 2.01



               LENDER NAMES, ADDRESSES FOR NOTICES AND COMMITMENTS



         NAMES/ADDRESS                            COMMITMENT
         -------------                            ----------

         Bank of America National Trust           $250,000,000
           and Savings Association
         231 South LaSalle Street
         Area 10J
         Chicago, IL  60697
         Attention:  Peter Dales
         Tel:  312-828-2809
         Fax:  312-828-1997

         The Bank of Nova Scotia                  $250,000,000
         One Liberty Plaza
         26th Floor
         New York, NY  10006
         Attention:  James Trimble
         Tel:  212-225-5011
         Fax:  212-225-5090

         The Chase Manhattan Bank                 $250,000,000
         Agent Bank Services
         One Chase Manhattan Plaza
         8th Floor
         New York, NY  10081
         Attention:  Sandra Miklave
         Tel:  212-552-7953
         Fax:  212-552-5658

         NationsBank, N.A.                        $250,000,000
         NationsBank Pavilion
         4th Floor
         1111 East Main Street
         Richmond, VA  23219-2321
         Attention:  Turner Coggin
         Tel:  804-788-3455
         Fax:  804-788-2908/3669

         PNC Bank, National Association           $230,000,000
         1600 Market Street
         Philadelphia, PA  19103
         Attention:  Dan Fitzpatrick
         Tel:  215-585-5622
         Fax:  215-585-5972



         NAMES/ADDRESS                            COMMITMENT
         ----------------------------  ---------------------------------



         The Bank of Tokyo-Mitsubishi, Ltd.       $210,000,000
         Georgia Pacific Center
         Suite 4970
         133 Peachtree Street, N.E.
         Atlanta, GA  30303-1808
         Attention:  Randy Glass
         Tel:  404-222-4207
         Fax:  404-577-1155

         ABN AMRO Bank N.V., New York Branch      $190,000,000
         500 Park Avenue
         2nd Floor
         New York, NY  10022
         Attention: Pam Delvecchio
         Tel:  212-446-4289
         Fax:  212-446-7468

         The Bank of New York                     $190,000,000
         One Wall Street
         15th Floor
         New York, NY  10286
         Attention:  Gregory Owens
         Tel:  212-635-1130
         Fax:  212-635-1698

         Citibank, N.A.                           $190,000,000
         400 Perimeter Center Terrace
         Suite 600
         Atlanta, GA  30346
         Attention:  Hilary Hylan
         Tel:  770-668-8602
         Fax:  770-668-8137

         Credit Suisse                            $190,000,000
         12 East 49th Street
         41st Floor
         New York, NY  10017
         Attention:  Kristinn R. Kristinsson
         Tel:  212-238-5206
         Fax:  212-238-5245













         NAMES/ADDRESS                            COMMITMENT
         ----------------------------  ---------------------------------


         First National Bank of Chicago           $190,000,000
         One First National Plaza
         Mail Suite 0374
         Chicago, IL  60670-0374
         Attention:  Tim King
         Tel:  312-732-6456
         Fax:  312-732-3885

         The Fuji Bank, Limited New York          $190,000,000
           Branch
         2 World Trade Center
         79th Floor
         New York, NY  10048
         Attention:  Colby Yoon
         Tel:  212-898-2140
         Fax:  212-912-0516

         The Industrial Bank of Japan,            $190,000,000
           Limited
         New York Branch
         245 Park Avenue
         23rd Floor
         New York, NY  10167
         Attention:  Adrienne Molloy
         Tel:  212-557-3500
         Fax:  212-856-9450

         Mellon Bank, N.A.                        $190,000,000
         1735 Market Street
         Room 750
         Philadelphia, PA  19103
         Attention:  Martin Randall
         Tel:  215-553-2915
         Fax:  215-553-4899

         Royal Bank of Canada                     $190,000,000
         Grand Cayman (North America No. 1)
           Branch
         c/o New York Branch
         One Financial Square
         23rd Floor
         New York, NY  10005-3531
         Attention:  Manager, Credit
           Administration; with a copy to
           Donald Callancie
         Tel:  212-428-6311
         Fax:  212-428-2372







         NAMES/ADDRESS                            COMMITMENT
         ----------------------------  ---------------------------------


         Bank of Montreal                         $100,000,000
         115 South LaSalle Street
         Chicago, IL  60603
         Attention:  Randall Becker
         Tel:  312-750-3723
         Fax:  312-750-4314

         Barnett Bank N.A. - Jacksonville         $100,000,000
         50 North Laura Street
         24th Floor / 001002436
         Jacksonville, FL  32231
         Attention:  Cindy Stover
         Tel:  904-791-7419
         Fax:  904-791-5645

         Corestates Bank, N.A.                    $100,000,000
         1339 Chestnut Street
         FC: 1-8-11-24
         Philadelphia, PA  19107
         Attention:  Beverly J. Coller
         Tel:  215-973-3571
         Fax:  215-786-7704

         Caisse Nationale de Credit Agricole      $100,000,000
         520 Madison Avenue
         New York, NY  10022
         Attention:  Craig Welch
         Tel:  212-418-7087
         Fax:  212-418-2228

         Deutsche Bank A.G., New York and/or      $100,000,000
           Cayman Islands Branches
         31 West 52nd Street
         New York, NY  10019
         Attention:  Stephen Wiedemann
         Tel:  212-474-8663
         Fax:  212-474-8212

















         NAMES/ADDRESS                            COMMITMENT
         ----------------------------  ---------------------------------


         The Dai-Ichi Kangyo Bank, Ltd.,          $100,000,000
           New York Branch
         One World Trade Center
         48th Floor
         New York, NY  10048
         Attention:  David J. McCann
         Tel:  212-432-8882
         Fax:  212-912-1879

         Fleet National Bank                      $100,000,000
         MAOF0305
         1 Federal Street
         Boston, MA  02211
         Attention:  Frank Benesh or
                     Derek Upson
         Tel:  617-346-0617 or 617-346-0332
         Fax:  617-246-0568

         The Mitsubishi Trust and Banking         $100,000,000
           Corporation
         520 Madison Avenue
         26th Floor
         New York, NY  10022
         Attention:  Bea Kossodo
         Tel:  212-891-8363
         Fax:  212-644-6825

         The Mitsui Trust and Banking Company,    $100,000,000
           Limited, New York Branch
         One World Financial Center
         200 Liberty Street
         21st Floor
         New York, NY  10281
         Attention:  Shigeru Tsujimoto
         Tel:  212-341-0370
         Fax:  212-945-4170

         National Australia Bank Limited          $100,000,000
         200 Park Avenue
         34th Floor
         New York, NY  10166
         Attention:  Shaun Dooley
         Tel:  212-916-9621
         Fax:  212-983-1969










         NAMES/ADDRESS                            COMMITMENT
         ----------------------------  ---------------------------------


         The Norinchukin Bank New York Branch     $100,000,000
         245 Park Avenue
         29th Floor
         New York, NY  10167
         Attention:  Maizie Tang
         Tel:  212-949-7188
         Fax:  212-697-5754

         The Northern Trust Company               $100,000,000
         50 South LaSalle Street
         Floor B-9
         Chicago, IL  60675
         Attention:  Eric Strickland
         Tel:  312-444-5602
         Fax:  312-444-3508

         The Sakura Bank, Limited                 $100,000,000
         277 Park Avenue
         45th Floor
         New York, NY  10172
         Attention:  Ken Oshima
         Tel:  212-756-6767
         Fax:  212-888-7651

         The Sanwa Bank, Limited                  $100,000,000
         55 East 52nd Street
         26th Floor
         New York, NY  10055
         Attention:  Christian Kambour
         Tel:  212-339-6232
         Fax:  212-754-1304

         Standard Chartered Bank                  $100,000,000
         707 Wilshire Boulevard
         Los Angeles, CA  90017
         Attention:  Qustandi Shiber
         Tel:  213-614-5037
         Fax:  213-614-2159
















         NAMES/ADDRESS                            COMMITMENT
         ----------------------------  ---------------------------------



         The Yasuda Trust & Banking Co., Ltd.     $100,000,000
         666 Fifth Avenue
         Suite 801
         New York, NY  10103
         Attention:  Rohn Laudenschlager
         Tel:  212-373-5713
         Fax:  212-373-5796

         Crestar Bank                             $ 50,000,000
         919 East Main Street
         22nd Floor
         Richmond, VA  23219
         Attention:  Keith Hubbard
         Tel:  804-782-5356
         Fax:  804-782-5413

                                                  --------------
               Total:                             $4,800,000,000
                                                  ==============






































                                                           EXHIBIT A TO
                                                       CREDIT AGREEMENT



                       [FORM OF ASSIGNMENT AND ACCEPTANCE]


                            ASSIGNMENT AND ACCEPTANCE


                   Reference is made to the Credit Agreement, dated as of November __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CSX Corporation (the "Borrower"), the Lenders parties thereto, Bank of America National Trust and Savings Association and NationsBank, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                   The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

                   1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the credit facility made available under the Credit Agreement (the "Assigned Facility") and in a principal amount for the Assigned Facility as set forth on
         Schedule 1 hereto.

                   2. The Assignor (a) makes no representation or war-ranty and assumes no responsibility with respect to any state-ments, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or docu-ment furnished pursuant thereto or in connection therewith (the
         "Loan Documents"), other than that the Assignor has not created any adverse claim upon the interest being assigned by it here-under and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condi-tion of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, the Loan
         Documents or any other instrument or document furnished pursu-ant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assign-ment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).








                   3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Accep-tance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 3.04 and 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, indepen-dently and without reliance upon the Assignor, the Administra-tive Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) represents that it has not relied upon the Unre-stricted Margin Stock in its credit analysis or its decision to enter into this Assignment and Acceptance; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.16(e) of the Credit Agreement.

                   4. The effective date of this Assignment and Accep-tance shall be the Effective Date of Assignment described on
         Schedule 1 hereto (the "Effective Date"). Following the execu-tion of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Admin-istrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                   5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to and including the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                   6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                   7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                   IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized offic-ers on Schedule 1 hereto.




                                    Schedule 1
                           to Assignment and Acceptance


         Name of Assignor:

         Name of Assignee:

         Effective Date of Assignment:


                Credit                Principal             Commitment
           Facility Assigned       Amount Assigned     Percentage Assigned1
           -----------------       ---------------     --------------------

         Revolving Credit
         and Competitive
         Advance Facility          $                      .               %

         [Competitive Loans        $                           N/A]


         [NAME OF ASSIGNEE]              [NAME OF ASSIGNOR]


         By:_________________________    By:__________________________
         Title:                          Title:


         Accepted [and Consented to]:    [Consented To:

         THE CHASE MANHATTAN BANK,       CSX CORPORATION
         as Administrative Agent


         By:_________________________    By:__________________________
         Title:                          Title:]


         [Consented to:

         [ISSUING BANKS]


         By:_________________________
         Title:]





         _____________________
         1 Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Commitments of all Lenders.







                                                         EXHIBIT B-1 TO
                                                       CREDIT AGREEMENT


                          [FORM OF REVOLVING LOAN NOTE]

                               REVOLVING LOAN NOTE



         $______________                             New York, New York
                                                      November __, 1996


                   FOR VALUE RECEIVED, the undersigned, CSX CORPORATION, a Virginia corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of (a) _______________ DOLLARS ($____________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender made to the Borrower pursuant to Section 2.01 of the Credit Agreement (as defined below). The Borrower further agrees to pay inter-est in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.12 and 2.17 of the Credit Agree-ment.

                   The holder of this Revolving Loan Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, amount and Type of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof as the same Type, each con-version of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Adjusted LIBO Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accu-racy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obliga-tions of the Borrower in respect of any Revolving Loan.

                   This Revolving Loan Note (a) is one of the Revolving Loan Notes referred to in Section 2.09 of the Credit Agreement, dated as of November __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other Lenders from time to time parties thereto, Bank of America National Trust and Sav-ings Association and NationsBank, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

                   Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.








                   All parties now and hereafter liable with respect to this Revolving Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except for notices required under the Credit Agreement.

                   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                   THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                            CSX CORPORATION


                                            By: _______________________
                                            Name:
                                            Title:
































                                                          Schedule A to
                                                    Revolving Loan Note


                  LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


 -----------------------------------------------------------------------------
|    |           |             |           |   Amount   |           |         |
|    |           |             |           |   of ABR   |           |         |
|    |           |             |  Amount   | Loans Con- |  Unpaid   |         |
|    |           |             | of Prin-  |  verted to | Principal |         |
|    |           |   Amount    | cipal of  | Eurodollar |  Balance  |         |
|    | Amount of |Converted to | ABR Loans | Revolving  |  of ABR   |Notation |
|Date| ABR Loans |  ABR Loans  |  Repaid   |    Loans   |   Loans   | Made by |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|
|    |           |             |           |            |           |         |
|    |           |             |           |            |           |         |
|-----------------------------------------------------------------------------|



                                                          Schedule B to
                                                    Revolving Loan Note


               LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF
                                 EURODOLLAR LOANS


 ------------------------------------------------------------------------------
|    |       |         |  Interest  |  Amount  |          |  Unpaid  |         |
|    |       |  Amount |   Period   |    of    |  Amount  | Principal|         |
|    | Amount|   Con-  | and Adjust-| Principal|    of    |  Balance |         |
|    |   of  |  verted |   ed LIBO  |    of    |Eurodollar|    of    |         |
|    |  Euro-| to Euro-|  Rate with |Eurodollar|Loans Con-|   Euro-  |         |
|    | dollar|  dollar |   Respect  |   Loans  | verted to|  dollar  |Notation |
|Date|  Loans|   Loans |   Thereto  |  Repaid  | ABR Loans|   Loans  | Made by |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|
|    |       |         |            |          |          |          |         |
|    |       |         |            |          |          |          |         |
|------------------------------------------------------------------------------|

                                                         EXHIBIT B-2 TO
                                                       CREDIT AGREEMENT

                         [FORM OF COMPETITIVE LOAN NOTE]

                              COMPETITIVE LOAN NOTE


         $_______________                            New York, New York
                                                      November __, 1996


                   FOR VALUE RECEIVED, the undersigned, CSX CORPORATION, a Virginia corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) _____________ _______ DOLLARS ($_____________), or, if less, (b) the aggregate unpaid principal amount of each Competitive Loan of the Lender made to the Borrower pursuant to Section 2.04 of the Credit Agreement (as defined below). The principal amount of each Competitive Loan evidenced hereby shall be payable on the last day of the Interest Period with respect thereto. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Competitive Loan evidenced hereby at the rates and on the dates specified in Sections 2.12 and 2.17 of the Credit Agreement. Competitive Loans evidenced by this Competitive Loan Note may not be prepaid without the prior written consent of the Lender thereof.

                   The holder of this Competitive Loan Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, amount, interest rate, interest payment dates and Interest Period in respect of each Competitive Loan made pursuant to Section 2.04 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.
         The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Competitive Loan.

                   This Competitive Loan Note is one of the Competitive Loan Notes referred to in Section 2.09 of the Credit Agreement, dated as of November __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other Lenders from time to time parties thereto, Bank of America National Trust and Savings Association and NationsBank, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, and is subject to the provisions of the Credit Agreement.

                   Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Competitive Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.







                   All parties now and hereafter liable with respect to this Competitive Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except for notices required under the Credit Agreement.

                   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                   THIS COMPETITIVE LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                            CSX CORPORATION


                                            By: ______________________
                                            Name:
                                            Title:






































                                                            Schedule to
                                                  Competitive Loan Note


                          SCHEDULE OF COMPETITIVE LOANS

                         ______________________ as Lender
                           CSX Corporation as Borrower
                  Credit Agreement dated as of November __, 1996



        -----------------------------------------------------------------------
       | Date | Amount |          | Interest |          |           |          |
       | of | of | Interest | Payment | Interest | Principal | Notation | | Loan | Loan | Rate | Dates | Period | Payment | Made by |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|
       |      |        |          |          |          |           |          |
       |      |        |          |          |          |           |          |
       |-----------------------------------------------------------------------|